UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2015
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 459-1200
_________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously disclosed, on April 30, 2014, certain subsidiaries of Cintas Corporation (“Cintas”) consummated an agreement (the “JV Framework Agreement”) with the shareholders of Shred-it International Inc. (“Shred-it”) to combine the document destruction, recycling and related ancillary services businesses of Cintas and Shred-it. Pursuant to the terms of the JV Framework Agreement, each of Cintas and Shred-it contributed substantially all of its equity interests in, and the assets of, its document destruction, recycling and related ancillary services business to a newly formed joint venture limited partnership (the “JV Partnership”) in exchange for an approximate 42% and 58% equity interest in the JV Partnership, respectively. Additionally, Cintas received cash proceeds of $180 million at the closing of this transaction. Also as previously disclosed, on July 15, 2015, Cintas and the other members of the JV Partnership entered into an agreement (the “Securities Purchase Agreement”) with Stericycle, Inc. (“Stericycle”) and the other parties thereto, pursuant to which Stericycle agreed to acquire, among other things, all of the equity interests in the JV Partnership (the “Transaction”).
The Transaction was consummated on October 1, 2015. Cintas will receive a cash payment of approximately $578 million before taxes in return for its 42% interest in the JV Partnership. Cintas also has the opportunity to receive up to $34 million in additional consideration in the future, subject to certain holdback provisions.
A copy of the Securities Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is incorporated herein by reference.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. Cintas cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this report. Factors that might cause such a difference include, but are not limited to, Cintas’ ability to receive additional consideration in connection with the sale of its investment in Shred-it in the future and the resolution with Stericycle of certain transactional holdback provisions. A further list and description of risks, uncertainties and other matters can be found in Cintas’ Annual Report on Form 10-K for the year ended May 31, 2015 and in its reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones Cintas may face. Additional risks and uncertainties presently not known to Cintas or that it currently believes to be immaterial may also harm Cintas’ business.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
*2.1	Securities Purchase Agreement, dated as of July 15, 2015, by and among Cintas, Shred‑it International Inc., Stericycle, Inc. and the other parties thereto

*	Certain exhibits and schedules have been omitted and Cintas agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: October 1, 2015	By:	/s/ J. Michael Hansen
J. Michael Hansen
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
*2.1	Securities Purchase Agreement, dated as of July 15, 2015, by and among Cintas, Shred‑it International Inc., Stericycle, Inc. and the other parties thereto

*	Certain exhibits and schedules have been omitted and Cintas agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.